Exhibit 4.35




                         PLEDGE AND SECURITY AGREEMENT

                           Dated as of July 9, 2004




                                     among



                                 REVLON, INC.,



                     REVLON CONSUMER PRODUCTS CORPORATION



                                      and

                              Each Other Grantor
                        From Time to Time Party Hereto



                                      and



                              CITICORP USA, INC.
                              as Collateral Agent











                          WEIL, GOTSHAL & MANGES LLP
                               767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119

THIS PLEDGE AND SECURITY AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, DATED AS OF JULY 9, 2004 (AS SUCH AGREEMENT MAY BE AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME, THE "INTERCREDITOR AGREEMENT"), AMONG CITICORP USA, INC., AS ADMINISTRATIVE AGENT FOR THE MULTI-CURRENCY LENDERS AND ISSUING LENDERS, CITICORP USA, INC., AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS, CITICORP USA, INC., AS COLLATERAL AGENT FOR THE SECURED PARTIES, REVLON, INC., REVLON CONSUMER PRODUCTS CORPORATION AND EACH OTHER GRANTOR.



         PLEDGE AND SECURITY AGREEMENT, dated as of July 9, 2004, by Revlon, Inc. ("Revlon"), Revlon Consumer Products Corporation (the "Company") and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (together with the Revlon and the Company, each a "Grantor" and collectively, the "Grantors") in favor of Citicorp USA, Inc. ("Citicorp"), as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of July 9, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto and Citicorp, as administrative agent for the Multi-Currency Lenders and Issuing Lenders ("Multi-Currency Administrative Agent"), Citicorp, as administrative agent for the Term Loan Lenders ("Term Loan Administrative Agent" and together with the Multi-Currency Administrative Agent, the "Administrative Agents"), and Citicorp, as the Collateral Agent (together with the Administrative Agents, the "Agents"), the Lenders and the Issuing Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Grantors are party to the Guaranty pursuant to which they have guaranteed the Payment Obligations (as defined in the Credit Agreement); and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuing Lenders and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Article I         DEFINED TERMS

         Section 1.1 Definitions

                  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

                  (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

                  "Account Debtor"

                  "Account"

                  "Certificated Security"

                  "Chattel Paper"

                  "Commercial Tort Claim"

                  "Commodity Account"

                  "Control Account"

                  "Deposit Account"

                  "Documents"

                  "Entitlement Holder"

                  "Entitlement Order"

                  "Equipment"

                  "Financial Asset"

                  "Fixtures"

                  "General Intangible"

                  "Goods"

                  "Instruments"

                  "Inventory"

                  "Investment Property"

                  "Lease"

                  "Letter-of-Credit Right"

                  "Payment Intangibles"

                  "Proceeds"

                  "Securities Account"

                  "Securities Intermediary"

                  "Security"

                  "Security Entitlement"

                  "Software"

                  "Supporting Obligations"

                  (c) The following terms shall have the following meanings:

                  "Additional Pledged Collateral" means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grants of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to, Section 2.2 (Grants of Security Interest in Collateral) (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and
(iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. "Additional Pledged Collateral" may be General Intangibles, Instruments or Investment Property.

                  "Agreement" means this Pledge and Security Agreement.

                  "Collateral" means, collectively, the Multi-Currency Collateral and the Term Loan Collateral.

                  "Constituent Documents" means, with respect to any Person,
(a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

                  "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

                  "Deposit Account Control Agreement" means a letter agreement, substantially in the form of Annex 1 (Form of Deposit Account Control Agreement) (with such changes as may be agreed to by the Multi-Currency Administrative Agent), executed by the Grantor, the Collateral Agent and the relevant financial institution, or otherwise in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent.

                  "Domestic Person" means any "United States person" under and as defined in Section 7701(a)(30) of the Code.

                  "Excluded Equity" means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor if such Subsidiary is a Non-U.S. Person. For the purposes of this definition, "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)).

                  "Excluded Property" means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract, instrument or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Equipment or Fixtures owned by any Grantor that is subject to a purchase money Lien or a capital lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation of any other Lien on such Equipment or Fixtures, (iv) an application to register a trademark under Section 1(b) of the Trademark Act, 15 U.S.C. Section 1051(b), prior to the filing of an amendment under Section 1(c) or statement of use under Section 1(d), 15 U.S.C. Sections 1051(c) or (d) and (v) any property or asset of any Loan Party situated (or deemed to be situated) in the Commonwealth of Australia; provided, however, "Excluded Property" shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

                  "Excluded Trademarks" means the Trademarks listed on
Schedule 8 (Excluded Trademarks).

                  "First Priority Multi-Currency Collateral Liens" has the meaning specified in Section 2.2(a).

                  "First Priority Term Loan Collateral Liens" has the meaning specified in Section 2.2(c).

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note" means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to a Grantor.

                  "Intercreditor Agreement" has the meaning specified in the legend to this Agreement.

                  "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral), but excluding Revlon Professional Holding Company LLC.

                  "LLC Agreement" means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

                  "Material Intellectual Property" means, with respect to any Grantor, at any time, Intellectual Property owned by or licensed to such Grantor that is necessary or otherwise material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, at such time.

                  "Multi-Currency Administrative Agent" has the meaning specified in the recitals hereto.

                  "Multi-Currency Eligible Obligations" has the meaning specified in the Intercreditor Agreement.

                  "Multi-Currency Collateral" has the meaning specified in
Section 2.1(a).

                  "Multi-Currency Secured Obligations" means, collectively,
(a) the Payment Obligations arising under the Multi-Currency Facility, (b) the obligations of each Loan Party related thereto under the Guaranty and the other Loan Documents to which it is a party and (c) the Multi-Currency Eligible Obligations.

                  "Multi-Currency Secured Party" means the Multi-Currency Administrative Agent and each holder of any Multi-Currency Secured Obligation.

                  "Non-U.S. Person" means any Person that is not a Domestic Person.

                  "pay in full," "paid in full" or "payment in full" shall mean, with respect to the Secured Obligations, the payment in full in cash of the principal of, accrued (but unpaid) interest and premium, if any, on all such Secured Obligations and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms thereof, in each case, after or concurrently with termination of all Commitments thereunder and payment in full in cash of any other Secured Obligations that are due and payable at or prior to the time such principal and interest are paid.

                  "Parent Collateral" has the meaning specified in Section
2.1(c).

                  "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).

                  "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "Pledged Certificated Stock" means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).

                  "Pledged Collateral" means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property, but excludes Excluded Equity.

                  "Pledged Debt Instruments" means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.

                  "Pledged Stock" means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term "Pledged Stock" shall not include any Excluded Equity.

                  "Pledged Uncertificated Stock" means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

                  "Second Priority Multi-Currency Collateral Liens" has the meaning specified in Section 2.2(b).

                  "Second Priority Term Loan Collateral Liens" has the meaning specified in Section 2.2(d).

                  "Securities Account Control Agreement" means a letter agreement, substantially in the form of Annex 2 (Form of Securities Account Control Agreement) (with such changes as may be agreed to by the Multi-Currency Administrative Agent), executed by the relevant Grantor, the Collateral Agent and the relevant Approved Securities Intermediary, or otherwise in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Term Loan Administrative Agent" has the meaning specified in the recitals hereto.

                  "Term Loan Collateral" has the meaning specified in Section 2.1(b).

                  "Term Loan Secured Obligations" means all Secured Obligations (other than the Multi-Currency Secured Obligations).

                  "Term Loan Secured Party" means the Term Loan Administrative Agent and each holder of any Term Loan Secured Obligations.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof; provided, that any reference in the Loan Documents to "Trademarks" of the Company shall exclude the Excluded Trademarks.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Vehicles" means all vehicles covered by a certificate of title law of any state.

        Section 1.2       Certain Other Terms

                  (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (b) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

                  (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or any relevant part thereof.

                  (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

                  (g) The term "including" means "including without limitation," except when used in the computation of time periods.

                  (h) The term "promptly" shall mean within three Business Days unless otherwise determined in the reasonable discretion of the Collateral Agent.

                  (i) The terms "Lender," "Issuing Lender," "Collateral Agent" and "Secured Party" include their respective permitted successors and assigns.

                  (j) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Article II        GRANT OF SECURITY INTEREST

         Section 2.1 Collateral

                  (a) For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor (other than Revlon) or in which such Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the "Multi-Currency Collateral":

                       (i) all Accounts;

                       (ii) all Chattel Paper;

                       (iii) all Deposit Accounts;

                       (iv) all Equipment;

                       (v) all Fixtures;

                       (vi) all Instruments;

                       (vii) all Inventory;

                       (viii) all Investment Property (excluding any Stock or Stock Equivalents issued by the Company or any of its Subsidiaries and any certificates representing such Stock or Stock Equivalents);

                       (ix) all Letter-of-Credit Rights;

                       (x) all Vehicles;

                       (xi) all General Intangibles solely to the extent (A) primarily related, and integral, to the development, construction, maintenance, ownership and/or use of, or embedded in, any Real Property, Fixtures, Equipment or Vehicles, including all licenses, permits, certificates, Software and computer programs necessary for the use of such property, or (B) derived or arising from, or giving rise to, any Real Property or any other property described in this Section 2.1(a), including all Leases, Payment Intangibles, Supporting Obligations, all know-how, warranties, guarantees, endorsements, indemnifications and insurance policies to the extent covering such property and all other rights and claims pertaining to such property (but, in the case of this clause (B), excluding all Intellectual Property);

                       (xii) all Documents pertaining to the other property described in this Section 2.1(a);

                       (xiii) all books and records pertaining to the other property described in this Section 2.1(a);

                       (xiv) all property of the type described in this
Section 2.1(a) of any Grantor held by the Collateral Agent or any other Secured Party, including all such property of every description, in the possession or custody of or in transit to the Collateral Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and

                       (xv) to the extent not otherwise included, all Proceeds of any or all of the foregoing;

provided, however, that "Multi-Currency Collateral" shall not include any Excluded Property; and provided, further, that if any Excluded Property would have otherwise constituted Multi-Currency Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Multi-Currency Collateral.

                       (b) For the purposes of this Agreement, except to the extent specified in Section 2.1(a) as "Multi-Currency Collateral", all of the following property now owned or at any time hereafter acquired by a Grantor (other than Revlon) or in which such Grantor now has or at any time in the future may acquire any right, title or interests, together with the Parent Collateral (as defined below), are collectively referred to as the "Term Loan Collateral":

                       (i) all Intellectual Property, except to the extent specified in Section 2.1(a) as "Multi-Currency Collateral";

                       (ii) all other General Intangibles, except to the extent specified in Section 2.1(a) as "Multi-Currency Collateral";

                       (iii) all Stock or Stock Equivalents issued by any Subsidiaries of the Company and any certificates representing such Stock or Stock Equivalents;

                       (iv) the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Collateral Agent pursuant to Section 4.11 (Notice of Commercial Tort Claims);

                       (v) all property of the type described in this Section 2.1(b) of any Grantor held by the Collateral Agent or any other Secured Party, including all such property of every description, in the possession or custody of or in transit to the Collateral Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

                       (vi) all Documents pertaining to the other property described in this Section 2.1(b);

                       (vii) all books and records pertaining to the other property described in this Section 2.1(b);

                       (viii) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

                       (ix) to the extent not otherwise included, all Proceeds of any or all of the foregoing;

provided, however, that "Term Loan Collateral" shall not include any Excluded Property; and provided, further, that if any Excluded Property would have otherwise constituted Term Loan Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Term Loan Collateral.

                  (c) For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by Revlon or in which Revlon now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Parent Collateral":

                       (i) all of the Stock or Stock Equivalents of any direct Subsidiary of Revlon (the "Parent Pledged Stock");

                       (ii) all additional shares of Stock or Stock
     Equivalents of any issuer of Pledged Stock acquired from time to time by Revlon in any manner and all shares of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Revlon;

                       (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and

                       (iv) all dividends, cash, interest, instruments and other property or Proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

         Section 2.2 Grants of Security Interest in Collateral

                  (a) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Multi-Currency Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Multi-Currency Secured Parties, and grants to the Collateral Agent for the benefit of the Multi-Currency Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Multi-Currency Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Multi-Currency Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property. The continuing security interest and Lien granted above in this Section 2.2(a) by the Grantors to the Collateral Agent for the benefit of the Multi-Currency Secured Parties are referred to as the "First Priority Multi-Currency Collateral Liens".

                  (b) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Term Loan Secured Parties, and grants to the Collateral Agent for the benefit of the Term Loan Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Multi-Currency Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Multi-Currency Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property. The continuing security interest and Lien granted above in this Section 2.2(b) by the Grantors to the Collateral Agent for the benefit of the Term Loan Secured Parties are referred to as "Second Priority Multi-Currency Collateral Liens". The First Priority Multi-Currency Collateral Liens on any or all of the Multi-Currency Collateral shall take priority over the Second Priority Multi-Currency Collateral Liens and the Second Priority Multi-Currency Collateral Liens shall be and are hereby rendered subordinate and inferior in priority to the First Priority Multi-Currency Collateral Liens on such Multi-Currency Collateral.

                  (c) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Secured Obligations of such Grantor, hereby mortgages, pledges, and hypothecates to the Collateral Agent for the benefit of the Term Loan Secured Parties, and grants to the Collateral Agent for the benefit of the Term Loan Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Term Loan Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Term Loan Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property. The continuing security interest and Lien granted above in this
Section 2.2(c) by the Grantors to the Collateral Agent for the benefit of the Term Loan Secured Parties are referred to as "First Priority Term Loan Collateral Liens".

                  (d) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Multi-Currency Secured Obligations of such Grantor, hereby mortgages, pledges, hypothecates and grants to the Collateral Agent for the benefit of the Multi-Currency Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Term Loan Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Term Loan Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property. The continuing security interest and Lien granted above in this Section 2.2(d) by the Grantors to the Collateral Agent for the benefit of the Multi-Currency Secured Parties are referred to as "Second Priority Term Loan Collateral Liens". The First Priority Term Loan Collateral Liens on any or all of the Term Loan Collateral shall take priority over the Second Priority Term Loan Collateral Liens and the Second Priority Term Loan Collateral Liens shall be and are hereby rendered subordinate and inferior in priority to the First Priority Term Loan Collateral Liens on such Term Loan Collateral.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Liens granted above, and the relative priority thereof, shall be as set forth in, and subject to the terms and conditions of, the Intercreditor Agreement.

         Section 2.3 Cash Collateral Account

                       The Collateral Agent has established a Deposit Account under its direction at Citibank, N.A., designated as "Citicorp USA, Inc.-Revlon Consumer Products Corporation Collateral Account". Such Deposit Account shall be a Cash Collateral Account.

Article III       REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuing Lenders, the Collateral Agent and the Administrative Agents to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Collateral Agent for the benefit of the Secured Parties:

         Section 3.1 Title; No Other Liens

                  Except for the Liens granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account (unless the Collateral Agent has otherwise been declared the Entitlement Holder of such Pledged Collateral) and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

         Section 3.2 Perfection and Priority

                  The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC (other than Vehicles) or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form),
(ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and Certificated Securities, in each case, properly endorsed for transfer to the Collateral Agent or in blank, and all other Collateral which may be perfected under the UCC only by possession, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor, (v) all appropriate filings having been made with the United States Copyright Office, and (vi) with respect to any Letter of Credit Rights, the consent to the assignment of proceeds of the relevant letter of credit by the issuer or any nominated person in respect thereof, except to the extent that such Letter of Credit Right is a supporting obligation (as defined in the UCC) for any Collateral. With the exception of the subordination of (i) the Second Priority Multi-Currency Collateral Liens to the First Priority Multi-Currency Collateral Liens and (ii) the Second Priority Term Loan Collateral Liens to the First Priority Term Loan Collateral Liens pursuant to this Agreement and the Intercreditor Agreement, such security interests shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent's Lien by operation of law or otherwise as permitted under the Credit Agreement.

         Section 3.3 Jurisdiction of Organization; Chief Executive Office

                  Such Grantor's jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor's chief executive office or sole place of business for the five years preceding the date hereof.

         Section 3.4 Inventory and Equipment

                  On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment) and such Schedule 4 (Location of Inventory and Equipment) also lists the locations of such Inventory and Equipment for the four months preceding the date hereof.

         Section 3.5 Pledged Collateral

                       (a) The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral), in each case, as supplemented by a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (Form of Pledge Amendment) (each a "Pledge Amendment") from time to time hereunder.

                       (b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) pledged hereunder by such Grantor has been duly authorized, validly issued and is fully paid and nonassessable (to the extent such concepts are applicable under the laws of the jurisdiction of organization of the issuer thereof).

                       (c) Each of the Pledged Stock constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable (to the extent such concepts are applicable to such Pledged Stock under the laws of the jurisdiction of organization of the issuer thereof) in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles, whether considered in a proceeding in equity or at law.

                       (d) Subject to Section 10.16 of the Credit Agreement, all Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Collateral Agent in accordance with Section 4.4(a) (Pledged Collateral) and
Section 10.11 of the Credit Agreement.

                       (e) Except as permitted by the Credit Agreement, all Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

                       (f) Except as permitted by the Credit Agreement, other than Pledged Stock constituting General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Collateral Agent or that consist of Financial Assets held in a Control Account.

         Section 3.6 Accounts

                  No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).

         Section 3.7 Intellectual Property

                  (a) Schedule 5A (Intellectual Property) lists all registered Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor.
Schedule 5B (Material Intellectual Property) includes all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The Intellectual Property set forth on Schedule 5B (Material Intellectual Property) for such Grantor, as updated pursuant to Section 4.7(g), constitutes all of the Material Intellectual Property as of the date on which such schedule, or update, is delivered to the Collateral Agent.

                  (b) All Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired (in the case of any registered Material Intellectual Property) and enforceable, has not been adjudged invalid and has not been abandoned, and, to the knowledge of such Grantor, the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person, except any such infringement, misappropriation, dilution or violation that could not reasonably be expected to adversely affect the net revenues of the Company and its Subsidiaries, taken as a whole, by $5,000,000 or more in the aggregate.

                  (c) No holding, decision or judgment has been rendered by any Governmental Authority in a case involving such Grantor that would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property owned by such Grantor.

                  (d) There are no judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property in an aggregate amount of $5,000,000 or more and no claims relating to the Material Intellectual Property which could reasonably be expected to adversely affect the net revenues of the Company and its Subsidiaries, taken as a whole, by $5,000,000 or more in the aggregate.

         Section 3.8 Deposit Accounts; Securities Accounts

                  The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts; Control Accounts), which sets forth such information separately for each Grantor.

         Section 3.9 Commercial Tort Claims

                  The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

Article IV        COVENANTS

                  Each Grantor agrees with the Collateral Agent to the following, until the Payment Obligations have been Fully Satisfied and, in each case, unless the Administrative Agents otherwise consent in writing:

         Section 4.1 Generally

                  Such Grantor shall (a) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 11.3 (Limitation on Liens) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any Collateral except as permitted under the Credit Agreement, and
(e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

         Section 4.2 Maintenance of Perfected Security Interest; Further Documentation

                  (a) Except as permitted by the Credit Agreement, such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in
Section 2.2 (Grants of Security Interest in Collateral) and Section 3.2 (Perfection and Priority) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.

                  (b) Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and scope reasonably satisfactory to the Collateral Agent.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may request (at the direction of any Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable loan transactions) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction within the United States, United Kingdom, Bermuda or such other jurisdiction to the extent such jurisdiction is, directly or indirectly, one of the top five net revenue generating markets of the Company and its Subsidiaries, with respect to the security interests created hereby and the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements.

         Section 4.3 Changes in Locations, Name, Etc.

                  (a) Except upon 15 days' prior written notice to the Collateral Agent (or such other notice satisfactory to the Collateral Agent) and delivery to the Collateral Agent of (i) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 (Location of Inventory and Equipment) showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Collateral Agent to take any action to maintain a perfected security interest in such Collateral, such Grantor shall not do any of the following:

                       (i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4 (Location of Inventory and Equipment), except for Inventory or Equipment in transit or Inventory and Equipment with an aggregate value of less than $1,000,000;

                       (ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

                       (iii) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

                       (b) Such Grantor shall keep and maintain at its own cost and expense records of the Collateral, including a record of payments received and credits granted with respect to the Collateral and such other dealings with the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

         Section 4.4 Pledged Collateral

                       (a) Such Grantor shall (i) deliver to the Collateral Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Instrument or Chattel Paper that is excluded from the delivery requirements of
Section 4.6), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 4 (Form of Joinder Agreement), or such other documentation reasonably acceptable to the Collateral Agent and (ii) except as permitted by the Credit Agreement, maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement. For the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, the Collateral Agent shall have the right in its reasonable discretion, at any time (i) upon request and if the Company fails to comply with such request, to the extent necessary or appropriate to perfect the security interests contemplated herein, and (ii) during an Event of Default, without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

                       (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends, distributions, principal and interest paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise (i) subject to a perfected security interest (with the priorities contemplated herein) in favor of the Collateral Agent or (ii) applied in accordance with the Credit Agreement, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

                       (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral (except to the extent permitted under the Credit Agreement), be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Collateral Agent, enable or permit any issuer of Pledged Collateral controlled by the Company to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

                       (d) Such Grantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property of such Grantor to any Person other than the Collateral Agent, except to the extent permitted under the Credit Agreement.

                       (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Collateral Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and, to the extent required in Section 4.4(a), to the transfer of such Pledged Stock to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Collateral Agent such certificates, agreements and other documents as may be necessary, in the reasonable judgment of the Company or the Collateral Agent, to evidence, formalize or otherwise give effect to the consents given in this clause (e).

                       (f) Such Grantor shall not, without the consent of the Collateral Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a "security" under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

         Section 4.5 Accounts

                       Unless the Multi-Currency Administrative Agent shall otherwise consent, such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be expected to adversely affect the value thereof.

         Section 4.6 Delivery of Instruments and Chattel Paper

                       If any amount in excess of $2,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Collateral Agent for the benefit of the Secured Parties".

         Section 4.7 Intellectual Property

                       (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain consistent with past practice the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends, in each case, as required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain perfected security interests in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any other act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.

                       (b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

                       (c) Such Grantor (either itself or through licensees)
(i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.

                       (d) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, which would substantially increase the risk of any trade secret that is Material Intellectual Property becoming publicly available or otherwise unprotectable; provided, however, that execution and delivery of any agreement related to such trade secret subject to customary and reasonable confidentiality provisions shall not constitute a breach of this clause (d).

                       (e) Such Grantor (either itself or through licensees) shall not do any act that knowingly uses any Material Intellectual Property to infringe, misappropriate, or violate any valid intellectual property right of any other Person.

                       (f) Such Grantor shall notify the Collateral Agent promptly if it knows, after due inquiry, that (i) any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development related to such application or registration (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office or any court or tribunal in any country, but excluding any ordinary course office actions) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property owned by such Grantor or such Grantor's right to register the same or to own and maintain the same or (ii) any action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is pending or, to the knowledge of such Grantor, threatened.

                       (g) The Grantors shall deliver to the Administrative Agents and the Collateral Agent, by each January 31st and July 31st of each year following the date hereof, commencing January 31, 2005 (or, if the Term Loan Administrative Agent reasonably so requests in writing, more often; provided, however, that, except during such time as a Default or Event of Default has occurred and is continuing, the Term Loan Administrative Agent shall not so request more frequently than monthly), an update of Schedule 5B (Material Intellectual Property), listing all of the Material Intellectual Property of the Company and its Subsidiaries as of such date and any licensing or franchise agreement with respect thereto pursuant to which such Grantor is the licensor or franchisor.

                       (h) Such Grantor shall take all reasonable actions necessary or requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

                       (i) In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, which event could reasonably be expected to adversely affect the net revenues of the Company and its Subsidiaries, taken as a whole, by more than $5,000,000 in the aggregate, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in its reasonable judgment in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation or dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

                       (j) At such times required by Section 10.14 of the Credit Agreement, such Grantor shall execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States a short-form trademark security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement), and (iii) the United States Patent and Trademark Office a short-form patent security agreement in form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement).

                       (k) Notwithstanding anything to the contrary in this
Section 4.7, (i) the Grantor shall have the right to license its Patents and Trademarks in accordance with Section 10.14(d) of the Credit Agreement and
(ii) no Grantor shall be prohibited from causing or permitting the expiration, abandonment or invalidation of any of the Intellectual Property (other than Material Intellectual Property) or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property (other than Material Intellectual Property), if, in such Grantor's reasonable good faith judgment, there is a reasonable and valid business reason for taking or omitting to take such action.

         Section 4.8 Vehicles

                       Upon the reasonable request of the Collateral Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Grantor subsequent to the date of any such request (until such request is withdrawn by the Collateral Agent), within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the Collateral Agent's first and second priority security interests in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

         Section 4.9 Payment of Payment Obligations

                       Except as permitted by Section 10.3 or Section 11.3 of the Credit Agreement, such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies (other than maintenance payments for Patents, to the extent that such Grantor is permitted to abandon such Patent in accordance with the terms of the Loan Documents) imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, levy, claim or charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         Section 4.10 Insurance

                       Such Grantor shall (i) maintain, and cause to be maintained for each of its Subsidiaries, insurance in accordance with Section
10.5 of the Credit Agreement and (ii) cause all such insurance maintained for such Grantor to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Collateral Agent (or such shorter period as acceptable to the Collateral Agent).

         Section 4.11 Notice of Commercial Tort Claims

                       Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence) in excess of $2,500,000, (i) such Grantor shall, promptly upon such acquisition, deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim,
(ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Term Loan Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims, and on behalf of the Multi-Currency Secured Parties, a second-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 (Commercial Tort Claims) delivered pursuant to this Section 4.11 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Collateral Agent, become part of Schedule 7 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Article V         REMEDIAL PROVISIONS

         Section 5.1 Code and Other Remedies

                       During the continuance of an Event of Default, the Collateral Agent may in accordance with the terms of the Intercreditor Agreement exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Intercreditor Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         Section 5.2 Accounts and Payments in Respect of General Intangibles

                       (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in an Approved Deposit Account or a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4 (Proceeds to be Turned Over To Collateral Agent). Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                       (b) At the Collateral Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

                       (c) Subject to the terms of the Credit Agreement, the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

                       (d) The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.

                       (e) Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

                       (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent nor any other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

         Section 5.3 Pledged Collateral

                       (a) Subject to the terms of the Intercreditor Agreement and during the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Intercreditor Agreement and (ii) the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                       (b) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) only during the continuance of an Event of Default and which proxy shall only terminate upon the earlier to occur of (x) the termination of such Event of Default and (y) the payment in full of the Secured Obligations.

                       (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Collateral Agent.

         Section 5.4 Proceeds to be Turned Over To Collateral Agent

                       All Proceeds received by the Collateral Agent under this Section 5 in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account. All such Proceeds while held by the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement.

         Section 5.5 Registration Rights

                       (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

                       (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this
Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or that the Secured Obligations have been paid in full.

         Section 5.6 Deficiency

                       Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency in accordance with Section 14.6 of the Credit Agreement.

         Section 5.7 Grant of License to Use Intellectual Property

                       (a) Each Grantor hereby grants to the Collateral Agent, solely to the extent necessary to enable the Collateral Agent to exercise the rights and remedies under this Agreement and the other Security Documents, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to, during the continuance of an Event of Default, use, license or sublicense any Collateral consisting of Intellectual Property, now owned or hereafter acquired by such Grantor and wherever the same may be located, which license shall include reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Each of the parties hereto acknowledges and agrees that (i) any security interest granted to the Collateral Agent or any other Secured Party hereunder or any other Security Document on any Intellectual Property of any Grantor, and the exercise of any rights and remedies (including any sale, transfer or disposal) by the Collateral Agent related thereto, shall be subject to the license granted in the foregoing sentence at all times and (ii) the Collateral Agent may exercise such license for the benefit of any Secured Party (including the Multi-Currency Secured Parties with respect to the sale, transfer or disposal of any Multi-Currency Collateral), regardless of the priority of Liens on any Collateral granted to such Secured Party, in accordance with the Intercreditor Agreement.

                       (b) Notwithstanding any other provision contained in this Agreement, any security interest granted hereunder in any Collateral consisting of Intellectual Property shall be subject to the license granted under the preceding paragraph (a), as such license may be exercised for the benefit of the Secured Parties holding such license, and any sale or transfer of such Collateral consisting of Intellectual Property upon any exercise of remedies under this Agreement shall be made expressly subject to such license.

Article VI        THE COLLATERAL AGENT

         Section 6.1 Collateral Agent's Appointment as Attorney-in-Fact

                       (a) Subject to the last sentence of this Section 6.1(a), each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

                       (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

                       (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent's security interests in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

                       (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

                       (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

                       (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

                       (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                       (c) The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Alternate Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                       (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         Section 6.2 Duty of Collateral Agent

                       The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         Section 6.3 Authorization of Financing Statements

                       Each Grantor authorizes the Collateral Agent (and, to the extent authorized by the Collateral Agent, its Affiliates, counsel and other representatives), at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement under the laws of any jurisdiction of the United States, and such financing statements and amendments may described the Collateral covered thereby as "all assets of the debtor", "all personal property of the debtor" or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         Section 6.4 Authority of Collateral Agent

                       Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Intercreditor Agreement, the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. To the extent that the Intercreditor Agreement conflicts with any other Loan Document with regard to the authority of the Collateral Agent, the Intercreditor Agreement shall control.

Article VII       MISCELLANEOUS

         Section 7.1 Amendments in Writing

                       None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except in accordance with Section 14.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented in accordance with the terms of this Agreement (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 3 (Form of Pledge Amendment) and Annex 4 (Form of Joinder Agreement) respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby in accordance with Section 10.11 (Additional Stock Pledges) or Section 10.12 (Additional Collateral) of the Credit Agreement.

         Section 7.2 Notices

                       All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.2 (Notices) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company's notice address set forth in such Section 14.2 (Notices).

         Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies

                       Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         Section 7.4 Successors and Assigns

                       This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         Section 7.5 Counterparts

                       This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

         Section 7.6 Severability

                       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.7 Section Headings

                       The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

         Section 7.8 Entire Agreement

                       This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 7.9 Governing Law

                       This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 7.10 Additional Grantors

                  If, pursuant to Section 10.10 (Additional Guaranties) of the Credit Agreement, the Company shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 4 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

         Section 7.11 Release of Collateral

                       (a) At the time provided in Section 9.1(a) of the Intercreditor Agreement, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                       (b) If the Collateral Agent shall be directed or permitted pursuant to Section 9.1 of the Intercreditor Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 9.1 of the Intercreditor Agreement (and, upon such release, shall no longer constitute "Collateral" under the Loan Documents). In connection therewith, the Collateral Agent, at the request and sole expense of the Company, shall execute and deliver to the Company all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Company, a Grantor (and its Subsidiaries) shall be released from its obligations hereunder and the Lien granted by such Grantor (and its Subsidiaries) on the Collateral pursuant to this Agreement shall be released in the event that all the capital stock of such Grantor shall be sold or disposed to the extent permitted by the Credit Agreement; provided, however, that the Company shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter period reasonably acceptable to the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company in form and substance reasonably satisfactory to the Collateral Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         Section 7.12 Reinstatement

                       Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Payment Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

                             SIGNATURE PAGES FOLLOW

              IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.


                               REVLON CONSUMER PRODUCTS CORPORATION,
                               as Grantor


                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President, Assistant
                                            General Counsel and
                                            Assistant Secretary

                               REVLON, INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President, Assistant
                                            General Counsel and
                                            Assistant Secretary

                               ALMAY, INC.,
                               as Grantor


                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               CHARLES of the Ritz Group Ltd.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               CHARLES REVSON INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               COSMETICS & MORE INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               NORTH AMERICAN REVSALE INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and Secretary

                               PPI TWO CORPORATION,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON CONSUMER CORP.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON DEVELOPMENT CORP.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON GOVERNMENT SALES, INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON INTERNATIONAL CORPORATION,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON PRODUCTS CORP.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               REVLON REAL ESTATE CORPORATION,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               RIROS CORPORATION,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               RIROS GROUP INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

                               RIT INC.,
                               as Grantor

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and
                                            Assistant Secretary

ACCEPTED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Collateral Agent

By: /s/ James J. McCarthy
   _________________________________
   Name:  James J. McCarthy
   Title: Vice President/Director





               Signature Page to Pledge and Security Agreement for Revlon Consumer Products Corporation's Credit Agreement

                                    ANNEX 1
                                      TO
                         PLEDGE AND SECURITY AGREEMENT

                   FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT






                                 See Attached.

                                    ANNEX 2
                                      TO
                         PLEDGE AND SECURITY AGREEMENT

                 FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT




                                 See Attached.

                                    ANNEX 3
                                      TO
                         PLEDGE AND SECURITY AGREEMENT


                           FORM OF PLEDGE AMENDMENT


                  This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement, dated as of July 9, 2004, by REVLON CONSUMER PRODUCTS CORPORATION (the "Company"), the undersigned Grantor and the other Subsidiaries of the Company from time to time party thereto as Grantors in favor of Citicorp USA, Inc., as collateral agent for itself and the other Secured Parties referred to therein (the "Pledge and Security Agreement") and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

                                      GRANTOR

                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:





                                    Pledged Stock
                                                                       NUMBER OF
                                                                       SHARES,
                                                                       UNITS OR
ISSUER         CLASS             CERTIFICATE NO(S).   PAR VALUE        INTERESTS









--------------------------------------------------------------------------------



                         Pledged Debt Instruments
                                                                       PRINCIPAL
ISSUER     DESCRIPTION OF DEBT   CERTIFICATE NO(S).   FINAL MATURITY   AMOUNT




--------------------------------------------------------------------------------



ACKNOWLEDGED AND AGREED as of the date first above written:

CITICORP USA, INC.,
as Collateral Agent


By:
      ------------------------------
      Name:
      Title:

                                    ANNEX 4
                                      TO
                         PLEDGE AND SECURITY AGREEMENT


                           FORM OF JOINDER AGREEMENT


                  This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, dated as of July 9, 2004, by REVLON CONSUMER PRODUCTS CORPORATION (the "Company") and the Subsidiaries of the Company listed on the signature pages thereof in favor of the Citicorp USA, Inc., as collateral agent for the Secured Parties referred to therein (the "Pledge and Security Agreement"). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.

                  By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder (and expressly assumes all obligations and liabilities of a Grantor thereunder) with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent the following security interests:

                  (a) as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Multi-Currency Secured Obligations of the undersigned, the undersigned hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Multi-Currency Secured Parties, and grants to the Collateral Agent for the benefit of the Multi-Currency Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Multi-Currency Collateral of the undersigned;

                  (b) as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Secured Obligations of the undersigned, the undersigned hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Term Loan Secured Parties, and grants to the Collateral Agent for the benefit of the Term Loan Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Multi-Currency Collateral of the undersigned;

                  (c) as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Claims of the undersigned, the undersigned hereby mortgages, pledges, and hypothecates to the Collateral Agent for the benefit of the Term Loan Secured Parties, and grants to the Collateral Agent for the benefit of the Term Loan Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Term Loan Collateral of the undersigned; and

                  (d) as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Multi-Currency Secured Obligations of the undersigned, the undersigned hereby mortgages, pledges, hypothecates and grants to the Collateral Agent for the benefit of the Multi-Currency Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Term Loan Collateral of the undersigned.

                  The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.(1)

                  The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

                                            ADDITIONAL GRANTOR


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


-----------
(1) Insert to pledge Stock of the new Subsidiary without doing a Pledge
    Amendment.

ACKNOWLEDGED AND AGREED as of the date first above written:

EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL


By:
      ------------------------------
      Name:
      Title:

CITICORP USA, INC.,
as Collateral Agent


By:
      ------------------------------
      Name:
      Title:

                                    ANNEX 5
                                      TO
                         PLEDGE AND SECURITY AGREEMENT



FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT(2)




------------
(2) Separate short form agreements should be filed relating to each Grantor's respective copyrights, patents and trademarks.


                  COPYRIGHT PATENT TRADEMARK SECURITY AGREEMENT, dated as of _________ __, 20__, by each of the entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of Citicorp USA, Inc. ("Citicorp"), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Collateral Agent").

                             W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of July 9, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among REVLON CONSUMER PRODUCTS CORPORATION (the "Company"), certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto and Citicorp, as administrative agent for the Multi-Currency Lenders and Issuing Lenders, Citicorp, as administrative agent for the Term Loan Lenders, and the Collateral Agent, the Lenders and the Issuing Lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Grantors other than the Company are party to the Guaranty pursuant to which they have guaranteed the Payment Obligations; and

                  WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Copyright Patent Trademark Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuing Lenders and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuing Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 2.        Defined Terms

                  Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

Section 3.        Grant of Security Interest in Copyright Trademark Patent
                  Collateral

                  Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Copyright Patent Trademark Collateral"):

(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

(b) all extensions of the foregoing; and

(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, or future infringement of any Copyright or Copyright licensed under any Copyright License.

                                      or

(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

(b) all reissues, continuations or continuations-in-part of the foregoing; and

(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.

                                      or

(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or
(ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

Section 4.        Security Agreement

                  The security interests granted pursuant to this Copyright Patent Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Patent Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                           SIGNATURE PAGES FOLLOW

                  IN WITNESS WHEREOF, each Grantor has caused this Copyright Patent Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

                                    Very truly yours,


                                    GRANTOR,
                                    as Grantor


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:


ACCEPTED AND AGREED as of the date first above written:

CITICORP USA, INC.,
as Collateral Agent


By:
     -------------------------------
     Name:
     Title:








        Signature Page to Copyright Patent Trademark Security Agreement

                           ACKNOWLEDGMENT OF GRANTOR



STATE OF                       )
         ----------------------
                               )    ss.
COUNTY OF                      )
          ---------------------


                  On this ___ day of ________ __, 20__ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.



                           ----------------------------
                                 Notary Public













             Acknowledgement of Grantor for Copyright Patent
                       Trademark Security Agreement

                                  SCHEDULE I
                                      TO
                 COPYRIGHT PATENT TRADEMARK SECURITY AGREEMENT

                    Copyright Patent Trademark Registrations


A.   REGISTERED COPYRIGHTS

          Include Copyright Registration Number and Date

B. COPYRIGHT APPLICATIONS

C. COPYRIGHT LICENSES

A. REGISTERED PATENTS

B. PATENT APPLICATIONS

C. PATENT LICENSES

A. REGISTERED TRADEMARKS

B. TRADEMARK APPLICATIONS

C. TRADEMARK LICENSES



                Include complete legal description of agreement
                     (name of agreement, parties and date)

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----


ARTICLE I         DEFINED TERMS.........................................................................1

         Section 1.1       Definitions..................................................................1

         Section 1.2       Certain Other Terms..........................................................6

ARTICLE II        GRANT OF SECURITY INTEREST............................................................7

         Section 2.1       Collateral...................................................................7

         Section 2.2       Grant of Security Interest in Collateral.....................................8

         Section 2.3       Cash Collateral Accounts.....................................................8

ARTICLE III       REPRESENTATIONS AND WARRANTIES........................................................8

         Section 3.1       Title; No Other Liens........................................................8

         Section 3.2       Perfection and Priority......................................................8

         Section 3.3       Jurisdiction of Organization; Chief Executive Office.........................9

         Section 3.4       Inventory and Equipment......................................................9

         Section 3.5       Pledged Collateral...........................................................9

         Section 3.6       Accounts....................................................................10

         Section 3.7       Intellectual Property.......................................................10

         Section 3.8       Deposit Accounts; Securities Accounts.......................................11

         Section 3.9       Commercial Tort Claims......................................................11

ARTICLE IV        COVENANTS............................................................................11

         Section 4.1       Generally...................................................................11

         Section 4.2       Maintenance of Perfected Security Interest; Further Documentation...........11

         Section 4.3       Changes in Locations, Name, Etc.............................................12

         Section 4.4       Pledged Collateral..........................................................12

         Section 4.5       Accounts....................................................................14

         Section 4.6       Delivery of Instruments and Chattel Paper...................................14

         Section 4.7       Intellectual Property.......................................................15

         Section 4.8       Vehicles....................................................................16

         Section 4.9       Payment of Payment Obligations..............................................17

         Section 4.10      Insurance...................................................................17

         Section 4.11      Notice of Commercial Tort Claims............................................17

ARTICLE V         REMEDIAL PROVISIONS..................................................................18

         Section 5.1       Code and Other Remedies.....................................................18

         Section 5.2       Accounts and Payments in Respect of General Intangibles.....................18

         Section 5.3       Pledged Collateral..........................................................19

         Section 5.4       Proceeds to be Turned Over To Collateral Agent..............................20

         Section 5.5       Registration Rights.........................................................21

         Section 5.6       Deficiency..................................................................22

ARTICLE VI        THE COLLATERAL AGENT.................................................................22

         Section 6.1       Collateral Agent's Appointment as Attorney-in-Fact..........................22

         Section 6.2       Duty of Collateral Agent....................................................23

         Section 6.3       Authorization of Financing Statements.......................................24

         Section 6.4       Authority of Collateral Agent...............................................24

ARTICLE VII       MISCELLANEOUS........................................................................24

         Section 7.1       Amendments in Writing.......................................................24

         Section 7.2       Notices.....................................................................25

         Section 7.3       No Waiver by Course of Conduct; Cumulative Remedies.........................25

         Section 7.4       Successors and Assigns......................................................25

         Section 7.5       Counterparts................................................................25

         Section 7.6       Severability................................................................25

         Section 7.7       Section Headings............................................................26

         Section 7.8       Entire Agreement............................................................26

         Section 7.9       Governing Law...............................................................26

         Section 7.10      Additional Grantors.........................................................26

         Section 7.11      Release of Collateral.......................................................26

         Section 7.12      Reinstatement...............................................................27

                             ANNEXES AND SCHEDULES


Annex 1         Form of Deposit Account Control Agreement
Annex 2         Form of Securities Account Control Agreement
Annex 3         Form of Pledge Amendment
Annex 4         Form of Joinder Agreement
Annex 5         Form of Short Form Intellectual Property Security Agreement

Schedule 1      Jurisdiction of Organization; Principal Executive Office
Schedule 2      Pledged Collateral
Schedule 3      Filings
Schedule 4      Location of Inventory and Equipment
Schedule 5A     Intellectual Property
Schedule 5B     Material Intellectual Property
Schedule 6      Bank Accounts; Control Accounts
Schedule 7      Commercial Tort Claims
Schedule 8      Excluded Trademarks